CERTIFICATE OF TRUST
                                       OF
                           NEW COLONY INVESTMENT TRUST


     This Certificate of Trust is being duly executed and filed on behalf of the business trust formed hereby by the undersigned, being the trustees of the Trust, to form a business trust pursuant to the Delaware Business Trust Act (12 Del. C. ss.ss. 3801 et seq.).

                                    ARTICLE I

     The name of the business trust formed hereby is New Colony Investment Trust (the "Trust").

                                   ARTICLE II

     Within 180 days following the date hereof, the Trust will become a registered investment company under the Investment Company Act of 1940, as amended.

                                   ARTICLE III

     The address of the registered office of the Trust in the State of Delaware is:

        Corporation Trust Center
        1209 Orange Street
        New Castle County
        Wilmington, Delaware 19801

                                   ARTICLE IV

     The name and address of the registered agent for service of process on the Trust in the State of Delaware are:

        The Corporation Trust Company
        Corporation Trust Center
        1209 Orange Street
        New Castle County
        Wilmington, Delaware 19801

                                    ARTICLE V

     This Certificate of Trust shall become effective upon filing in the Office of the Secretary of State of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of this 8th day of May, 2002.



                               /s/ John Driscoll
                               -----------------
                               Name: John Driscoll
                                   not in his individual capacity
                                   but solely as Trustee


                               /s/ John Nestor
                               ---------------
                               Name: John Nestor
                                   not in his individual capacity
                                   but solely as Trustee

                               /s/ Donald Worth
                               ----------------
                               Name: Donald Worth
                                   not in his individual capacity
                                   but solely as Trustee